UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 4, 2012
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2012, OSI Restaurant Partners, LLC (the “Company”) announced the appointment of David Deno, 54, as the Company's Executive Vice President and Chief Financial Officer, commencing on May 7, 2012. Prior to joining the Company, Mr. Deno served as Chief Financial Officer of the international division of Best Buy Co. since December 2009. Prior to joining Best Buy Co., Mr. Deno was a consultant with Obelysk Capital from February 2009 to December 2009. Prior to joining Obelysk Capital, Mr. Deno was a Managing Director of CCMP Capital Advisors, LLC (“CCMP”), a private equity firm from August 2006 to February 2009. While with CCMP, Mr. Deno was the President and then CEO of Quiznos, LLC, an operator of quick service restaurants.

The material terms of Mr. Deno's employment with the Company are as follows:

•	Mr. Deno will be paid an annual base salary of $600,000.

•
Mr. Deno will be eligible to participate in the Company's annual bonus program with a target bonus opportunity of 85% of base salary based on both Company performance against objectives as set forth in the Company's incentive program and individual performance against goals. For the year 2012, Mr. Deno will be eligible for the full-year program with a guaranteed payment equal to his target bonus.

•
Mr. Deno will be paid a sign-on bonus of $425,000, less applicable taxes. One-half of the sign-on bonus will be paid to Mr. Deno on the date of his first paycheck from the Company, and the other half will be paid six months after the start of his employment with the Company. If Mr. Deno voluntarily terminates his employment with the Company within 12 months following each payment of the sign-on bonus, Mr. Deno is required to reimburse the Company for such payment.

•
Mr. Deno will receive a one-time grant of options to purchase 400,000 shares of common stock of Bloomin' Brands, Inc., the Company's ultimate parent (“Bloomin' Brands”), with standard vesting of five years contingent on continued employment with the Company, subject to the terms of the Bloomin' Brands' 2007 Equity Incentive Plan and standard option award agreement.

•	If Mr. Deno's employment is terminated by the Company without cause, Mr. Deno will be eligible to receive severance equal to a minimum of twelve months of his base salary.

•
Mr. Deno will be entitled to reimbursement of reasonable costs associated with his relocation to Tampa, Florida in accordance with the Company's relocation policy. If Mr. Deno voluntarily terminates his employment, or if the Company terminates Mr. Deno's employment for cause within one year of the state date of his employment with the Company, Mr. Deno will be required to repay all relocation costs.

•
Mr. Deno will be eligible to participate in benefit programs offered by the Company to its executives, which include personal time off, paid holidays, medical benefits, and participation in the Company's non-qualified deferred compensation plan.

It is expected that Mr. Deno will enter into an employment agreement with the Company setting forth these and other terms of his employment.

As previously announced, Dirk Montgomery, the Company's current Executive Vice President and Chief Financial Officer, will cease to be Chief Financial Officer effective upon commencement of Mr. Deno's employment, and will assume the new role of Chief Value Chain Officer.

Item 7.01	Regulation FD Disclosure.

On May 4, 2012, the Company issued a press release announcing the appointment of Mr. Deno as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Company on May 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: May 4, 2012	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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